UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 4, 2005

PELICAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14986	58-2298215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer ID Number)

3767 Ranchero Drive, Ann Arbor, Michigan  48108

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement

On November 4, 2005, Pelican Financial, Inc. (the “Company” or “PFI”), the holding company for Pelican National Bank, announced that it had reached an agreement in principle to merge with a newly formed subsidiary of Stark Bank Group, Ltd, of Fort Dodge, Iowa.

According to the terms of the proposed agreement, shareholders of PFI will receive $6.00 for each common share held, subject to adjustment as to the extent that certain costs incurred by PFI exceed $3.0 million and subject to an escrow account (expected to be approximately $0.20 per share) to be established to cover these costs, to the extent they may exceed $3.0 million, and to cover possible liabilities from the expected sale of certain marine loans.  This escrow will reduce the immediate cash payment to less than $6.00 per share. PFI has approximately 4.5 million common shares outstanding. The proposed all-cash deal is subject to approval by PFI shareholders and regulators, to a final due diligence by the Stark Bank Group by November 14, 2005, at which time PFI expects to enter into a definitive agreement, and to other customary closing conditions.  The merger is expected to be completed in the first quarter of 2006.

The proposed agreement also requires Stark Bank Group to purchase  $4 million of a newly created series of convertible preferred stock of PFI.

A copy of the Company’s press release announcing the execution of the merger agreement is furnished as Exhibit 99.1.

Additional Information about the Merger and Where to Find It

It is anticipated that the merger will be submitted to PFI shareholders for approval.  PFI will prepare proxy materials describing the merger that will be mailed to PFI’s shareholders.  These proxy materials and other relevant materials, including the definitive merger agreement, may be obtained free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, shareholders may obtain free copies of the documents that PFI files with the SEC on PFI’s website at www.PelicanFinancialInc.com or by written request directed to:

Howard Nathan

Pelican Financial Inc.

3767 Ranchero Drive

Ann Arbor, Michigan 48108.

SHAREHOLDERS OF PFI ARE URGED TO READ THESE MATERIALS AND TO READ THE DEFINITIVE PROXY MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED ITEMS. Shareholders are urged to read the proxy statement and other relevant materials before making any voting or investment decisions with respect to the proposed merger.

The executive officers and directors of PFI have interests in the proposed merger, some of which differ from, and are in addition to, those of PFI’s shareholders generally.  In addition, PFI and its executive officers and directors may be participating or may be deemed to be participating in the solicitation of proxies from the security holders of the PFI in connection with the proposed merger. Information about the executive officers and directors of PFI, their relationship with PFI and their beneficial ownership of PFI securities will be set forth in the proxy materials filed with the Securities and Exchange Commission. Shareholders may obtain additional information regarding the direct and indirect interests of PFI and its executive officers and directors in the proposed merger by reading the proxy materials relating to the merger when they become available.

Forward Looking Statements Safe Harbor

This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties.  Actual results may differ materially from the results discussed in the forward-looking statements.  Factors that may cause such a difference include: risks that the proposed merger agreement will not be signed or that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on PFI’s business and operations of the covenants PFI made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to PFI’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses PFI has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in PFI’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. PFI assumes no responsibility to update forward-looking statements.

ITEM 7.01 Regulation FD Disclosure

On November 4, 2005, PFI issued a press release announcing that it had reached an agreement in principle to merge with a newly formed subsidiary of Stark Bank Group, Ltd, of Fort Dodge, Iowa The press release is attached  hereto as an exhibit to this Current Report on Form 8-K and is incorporated by reference.

ITEM 9.01 Financial Statements and Exhibits

(c)  Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

99.1	Press release dated November 4, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Date: November 4, 2005	By:	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer